Oppenheimer Stategic Income & Growth Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution     Amount From       Amount From
Reinvestment     Investment        Long or Short-Term     Reinvestment
(Ex)Date         Income            Capital Gains          Price

Class A Shares
  07/17/92       0.0243079         0.0000                 5.000
  09/01/92       0.0162176         0.0000                 5.070
  10/06/92       0.0201845         0.0000                 4.970
  11/03/92       0.0136808         0.0000                 5.010
  12/08/92       0.0190534         0.0000                 5.190
  12/31/92       0.0087499         0.0053675              5.150
  01/05/93       0.0030690         0.0000                 5.120
  02/02/93       0.0163632         0.0000                 5.160
  03/02/93       0.0155474         0.0000                 5.180
  04/06/93       0.0195685         0.0000                 5.110
  05/04/93       0.0155848         0.0000                 5.180
  06/08/93       0.0191975         0.0000                 5.160
  07/06/93       0.0164500         0.0000                 5.220
  08/03/93       0.0165928         0.0000                 5.200
  09/07/93       0.0207515         0.0000                 5.230
  10/05/93       0.0163996         0.0000                 5.300
  11/02/93       0.0160692         0.0000                 5.300
  12/07/93       0.0212100         0.0000                 5.340
  12/31/93       0.0146856         0.0967329              5.250
  02/08/94       0.0230696         0.0000                 5.270
  03/08/94       0.0164444         0.0000                 5.120
  04/05/94       0.0173152         0.0000                 4.910
  05/03/94       0.0167412         0.0000                 4.920
  06/07/94       0.0228830         0.0000                 5.000
  07/05/94       0.0200592         0.0000                 4.860
  08/02/94       0.0193872         0.0000                 4.920
  09/06/94       0.0255640         0.0000                 5.000
  10/04/94       0.0215180         0.0000                 4.890
  11/08/94       0.0273175         0.0000                 4.920
  12/06/94       0.0229096         0.0000                 4.880
  12/30/94       0.0215250         0.0000                 4.730
  02/07/95       0.0321943         0.0000                 4.780
  03/07/95       0.0249508         0.0000                 4.750
  04/04/95       0.0247296         0.0000                 4.850
  05/02/95       0.0246540         0.0000                 4.960
  06/06/95       0.0316750         0.0000                 5.150
  07/03/95       0.0263340         0.0000                 5.200
  08/08/95       0.0316015         0.0000                 5.270
  09/05/95       0.0259868         0.0000                 5.310

Class B Shares
  12/08/92       0.0027823         0.0000                 5.190
  12/31/92       0.0053741         0.0053675              5.150
  01/05/93       0.0022214         0.0000                 5.120
  02/02/93       0.0116379         0.0000                 5.160
  03/02/93       0.0117359         0.0000                 5.180
  04/06/93       0.0153523         0.0000                 5.100
  05/04/93       0.0123223         0.0000                 5.170
  06/08/93       0.0152146         0.0000                 5.160
  07/06/93       0.0132208         0.0000                 5.210
  08/03/93       0.0132613         0.0000                 5.200
  09/07/93       0.0161239         0.0000                 5.230
  10/05/93       0.0127783         0.0000                 5.290
  11/02/93       0.0124677         0.0000                 5.300
  12/07/93       0.0168829         0.0000                 5.330
  12/31/93       0.0116760         0.0967329              5.240
  02/08/94       0.0230696         0.0000                 5.260
  03/08/94       0.0164444         0.0000                 5.110
  04/05/94       0.0173152         0.0000                 4.900
  05/03/94       0.0167412         0.0000                 4.910
  06/07/94       0.0228830         0.0000                 4.990
  07/05/94       0.0200592         0.0000                 4.860
  08/02/94       0.0193872         0.0000                 4.910
  09/06/94       0.0255640         0.0000                 4.990
  10/04/94       0.0203674         0.0000                 4.880
  11/08/94       0.0237576         0.0000                 4.920
  12/06/94       0.0200364         0.0000                 4.870
  12/30/94       0.0191365         0.0000                 4.720
  02/07/95       0.0283990         0.0000                 4.780
  03/07/95       0.0221873         0.0000                 4.740
  04/04/95       0.0219755         0.0000                 4.840
  05/02/95       0.0218316         0.0000                 4.950
  06/09/95       0.0280047         0.0000                 5.140
  07/03/95       0.0233336         0.0000                 5.190
  08/08/95       0.0277691         0.0000                 5.270
  09/05/95       0.0229446         0.0000                 5.300

1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                  Inception

  $1,105.75 1               $1,222.16 .3003
 (---------) - 1 = 10.58%   (---------)   - 1 =  6.21%
    $1,000                    $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                  Inception

  $1,102.54 1               $1,176.15 .3530
 (---------) - 1 = 10.25%   (---------)   - 1 =  5.89%
    $1,000                    $1,000

Oppenheimer Stategic Income & Growth Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 09/30/95 (continued):

Examples at NAV:

Class A Shares

  One Year                  Inception

  $1,160.90 1               $1,283.13 .3003
 (---------) - 1 = 16.09%   (---------)   - 1 = 7.77%
    $1,000                    $1,000


Class B Shares

  One Year                   Inception

  $1,152.55 1                $1,206.15 .3530
 (---------) - 1 = 15.26%    (---------)  - 1 = 6.84%
    $1,000                     $1,000



2.  Cumlative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

       (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                            Inception

    $1,105.75 - $1,000                  $1,222.16 - $1,000
    ------------------  = 10.58%        ------------------  = 22.22%
          $1,000                              $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% the inception year:


    One Year                            Inception

    $1,102.54 - $1,000                  $1,176.15 - $1,000
    ------------------  = 10.25%        ------------------  = 17.62%
          $1,000                              $1,000













Oppenheimer Strategic Income & Growth Fund
Page 4


2.  Cumlative Total Returns for the Periods Ended 09/30/95 (continued):

Examples at NAV:

Class A Shares

    One Year                            Inception

    $1,160.90 - $1,000                  $1,283.13 - $1,000
    ------------------  = 16.09%        ------------------  = 28.31%
          $1,000                              $1,000


Class B Shares

     One Year                           Inception

    $1,152.55 - $1,000                  $1,206.15 - $1,000
    ------------------  = 15.26%        ------------------  =  20.62%
          $1,000                              $1,000



3.  Standardized Yield for the 30-Day Period Ended 09/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                             a - b         6
               Yield =  2 { (--------  +  1 )  -  1 }
                            cd or ce

       The symbols above represent the following factors:

         a = Dividends and interest earned during the 30-day period.
         b = Expenses accrued for the period (net of any expense
              reimbursements).
         c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
              per share on the last day of the period.
         e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


                  $236,895.74 - $43,346.66     6
                2{(------------------------ +  1)  - 1}  = 5.45%
                     7,654,893  x  $5.63



Class B Shares

Example at NAV:


                  $112,954.37 - $32,895.28      6
                2{(------------------------  +  1)  - 1}  = 4.96%
                     3,655,258  x  $5.35

DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/95:

    The Fund's dividend yields are calculated using the following formula:


            Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

       a = The accrual dividend earned during the period.
       b = The Fund's maximum offering price (including sales charge)
           per share on the last day of the period.
       c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering              $.027483/30 x 365
                                   ------------------  = 5.94%
                                         $5.63

  Dividend Yield
  at Net Asset Value               $.027483/30 x 365
                                   ------------------  = 6.24%
                                         $5.36

Class B Shares

  Dividend Yield
  at Net Asset Value               $.0241416/30 x 365
                                   ------------------  = 5.49%
                                         $5.35